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                                                                     EXHIBIT 3.6

                           CERTIFICATE OF CORRECTION
                                    TO THE
                          CERTIFICATE OF DESIGNATION
                                    OF THE
                       POWERS, PREFERENCES AND RELATIVE,
                       PARTICIPATING, OPTIONAL AND OTHER
                         SPECIAL RIGHTS OF 13 7/8% SENIOR
                            REDEEMABLE EXCHANGEABLE
                      PREFERRED STOCK AND QUALIFICATIONS,
                     LIMITATIONS AND RESTRICTIONS THEREOF


     ___________________________________________________________________________

                   Pursuant to Section 103(f) of the General
                   Corporation Law of the State of Delaware

     ___________________________________________________________________________


     Samsonite Corporation (the "Corporation"), a corporation organized and
                                 -----------
existing under the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST:    On June 23, 1998, the Corporation filed with the Secretary of
State a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and the Other Special Rights of 13 7/8% Senior Redeemable Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions thereof (the "Certificate of Designation").

     SECOND:   The definition of "Exchange Indenture" that appears in paragraph
(m) of the Certificate of Designation erroneously refers to forms of indentures included as Exhibits to the Certificate of Designation although no such forms are included as Exhibits thereto. That definition is hereby corrected to read in its entirety as follows:

          "Exchange Indenture" means (i) in the case of the Corporation Exchange
           ------------------
          Debentures, the indenture dated as of June 24, 1998 between the Corporation and United States Trust Company of New York, as trustee (the "Trustee"), relating to the Corporation Exchange Debentures and
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          (ii) in the case of the Holdings Exchange Debentures, the
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          form of indenture relating thereto delivered to the Trustee on the
          Issue Date.

     THIRD:    The foregoing correction was prepared in accordance with the provisions of Section 103(f) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Samsonite Corporation has caused this Certificate of Correction to be executed this 7th day of July, 1998.

                                       SAMSONITE CORPORATION


                                       By: ____________________________
                                         Name:
                                         Title:

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